UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2007

BRUKER BIOSCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure

On February 7, 2007, Bruker BioSciences Corporation announced that it priced a public offering of 10,400,000 shares of its common stock, 2,200,000 of which are being sold by the Company and 8,200,000 of which are being sold by four selling stockholders, at $7.10 per share, generating net proceeds of approximately $14.7 million to the Company and approximately $54.9 million to the selling stockholders, in the aggregate.

A copy of the related press release is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits

Number

99.1	Press release dated February 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER BIOSCIENCES CORPORATION (Registrant)

Date: February 8, 2007	By:	/s/ Frank H. Laukien
Frank H. Laukien, Ph.D. Chief Executive Officer and President

Exhibit Index

Exhibit Number	Exhibit Name	Location

99.1	Press release dated February 7, 2007.	Furnished herewith